EXHIBIT 3.7

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION (PROFIT)

Form 205 Revised October 1, 2002

Filing fee: $25.00

Deliver to: Colorado Secretary of State

Business Division

1560 Broadway, Suite 200

Denver, CO 80202-5169

This document must be typed or machine printed

Copies of filed documents may be obtained at www.sos.state.co.us              ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to § 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1. The name of the corporation is: Opus Resource Group, Inc.

(If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: March 12, 2004

3. The text of each amendment adopted (include attachment if additional space needed):

The first sentence of Article First: Name and Principal Address is amended to read as follows

“The corporate name and style of this Corporation is BlastGard International, Inc.”

4. If changing the corporation name, the new name of the corporation is: BlastGard International, Inc.

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: N/A

6. Indicate manner in which amendment(s) was adopted (mark only one):

☐	No shares have been issued or Directors elected - Adopted by Incorporator(s)

☐	No shares have been issued but Directors have been elected - Adopted by the board of directors

☐	Shares have been issued but shareholder action was not required - Adopted by the board of directors

☒	Number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing) March 31, 2004 (Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

Troy A. Young, Esq., Futro & Associates, P.C., 1401 17th Street, Suite 1150, Denver, Colorado 80202

Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgement of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.

Disclaimer: This form and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION (PROFIT)

Form 205 Revised October 1, 2002

Filing fee: $25.00

Deliver to: Colorado Secretary of State

Business Division

1560 Broadway, Suite 200

Denver, CO 80202-5169

This document must be typed or machine printed

Copies of filed documents may be obtained at www.sos.state.co.us              ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to § 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1. The name of the corporation is: Opus Media Group, Inc.

(If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: 08/12/03

3. The text of each amendment adopted (include attachment if additional space needed):

The first sentence of Article First: Name and Principal Address is amended to read as follows

“The corporate name and style of this Corporation is Opus Resource Group, Inc.”

4. If changing the corporation name, the new name of the corporation is: Opus Resource Group, Inc.

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: N/A

6. Indicate manner in which amendment(s) was adopted (mark only one):

☐	No shares have been issued or Directors elected - Adopted by Incorporator(s)

☐	No shares have been issued but Directors have been elected - Adopted by the board of directors

☐	Shares have been issued but shareholder action was not required - Adopted by the board of directors

☒	Number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing) Sep 29, 2003 (Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

Troy A. Young, Esq., Futro & Trauernicht LLC, 1401 17th Street, Suite 1150, Denver, Colorado 80202

Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgement of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.

Disclaimer: This form and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

Pursuant to § 7-110-106, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Amendment to its Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1. The name of the corporation is: IDMEDICAL.com. Inc.

(If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: September 12, 2002

3. The text of each amendment adopted (include attachment if additional space needed):

The first sentence of Article First: Name and Principal Address is amended to read as follows

“The corporate name and style of this Corporation is Opus Media Group,. Inc

4. If changing the corporation name, the new name of the corporation is: Opus Media Group, Inc.

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: N/A

6. Indicate manner in which amendment(s) was adopted (mark only one):

☐	No shares have been issued or Directors elected - Adopted by Incorporator(s)

☐	No shares have been issued but Directors have been elected - Adopted by the board of directors

☐	Shares have been issued but shareholder action was not required - Adopted by the board of directors

☒	Number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing) October 1, 2002 (Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

Troy A. Young, Esq., Futro & Trauernicht LLC, 1401 17th Street, Suite 1150, Denver, Colorado 80202

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail                                                                   Web site

The Colorado Secretary of State may contact the following authorized person regarding this document:

name

address                                                                                                                    voice

fax                                                       e-mail

ARTICLES OF INCORPORATION

OF

IDMEDICAL.COM, INC.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Incorporator being a natural person of the age of twenty-one years or more and desiring to form a body corporate under the laws of the state of Colorado does hereby sign, verify and deliver to the Secretary of State of Colorado, these Articles of Incorporation:

FIRST: NAME AND PRINCIPAL ADDRESS. The corporate name and style of this Corporation is IDMEDICAL.com, Inc. The principal address is 4333 N. 30th Street, Boulder, Colorado 80301.

SECOND: PURPOSES AND POWERS. The objects for which said Corporation is formed and incorporated are as follows, to-wit:

1. The Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the Corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The Corporation may conduct part or all of its business in any other part of Colorado, of the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places. Additionally, by way of example and not limitation, the Corporation shall have the power to:

a. Transact the business of investing on behalf of itself or others, any part of its capital and such additional funds as it may obtain, or any interest therein, either as tenants in common or otherwise, and selling or otherwise disposing of the same, or any part thereof, or interest therein.

b. Issue bonds, debentures, or obligations of the Corporation, from time to time, for any of the objects or purposes of this Corporation, and to secure them by mortgage or mortgages, or deed or deeds of trust, or pledge or lien on any or all of the real and personal property, rights acquired and to be acquired, and to sell or otherwise dispose of any or all of them, all in such manner and upon such terms as the Board of Directors may deem proper.

c. Lend or advance money or give credit to such persons, firms, or corporations on such terms as may seem expedient and in particular to customers and others having dealings with the Corporation, and to give guarantees or to become security for any such persons.

d. Make and enter into all kinds of contracts, agreements, and operations by or with any person or persons, corporation or corporations; to acquire and undertake all or any part of the business assets and liabilities of any person or firm, association, or corporation in connection therewith; to take, acquire, purchase, hold, or rent, lease sell, exchange, mortgage, improve, renovate, develop and otherwise deal in and dispose of any and all property, real and personal, of every description incidental to or capable of being used in connection with the aforesaid business or any of them.

e. Purchase or otherwise acquire and hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of shares of the capital stock and bonds, debentures or other evidences of indebtedness created by any other corporation or corporations, domestic or foreign, and while the holder thereof, to exercise all the rights and privileges of ownership, including the right to vote thereon.

f. Purchase its own stock, when permitted by the laws of the state in which it is incorporated or doing business; to guarantee dividends on its own stock, and the stock of other corporations.

g. Do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named, or which shall, at any time, appear conducive to or expedient for the protection or benefit of the Corporation, either as holders of or interest in any property, or otherwise.

h. Acquire (for cash or in exchange for its assets or securities or otherwise), operate, dispose of, and otherwise deal and engage in any lawful business activity for which corporations may be organized under the laws of Colorado.

THIRD: PERIOD OF DURATION. The said Corporation is to have perpetual existence unless dissolved according to law.

FOURTH: CAPITAL STOCK. The total number of shares of all classes which the Corporation shall have authority to issue is 100,001,000, of which 1,000 shares shall be Preferred Shares, par value $0.001 per share, and 100,000,000 shall be Common Shares, par value $0.001 per share, and the designations, preferences, limitations, and relative rights of the shares of each class are as follows:

1. Preferred Shares: The Corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Colorado in respect of the following:

a. The number of shares to constitute such series, and the distinctive designations thereof;

b. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

c. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

d. The amount payable upon shares in event of involuntary liquidation;

e. The amount payable upon shares in event of voluntary liquidation;

f. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

g. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

h. Voting powers, as a class, to elect up to two directors to the Board of Directors, if any,

i. Any other relative rights and preferences of shares of such series including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

2. Common Shares:

a. The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution, winding up of the affairs of the Corporation shall be subject to the preferences, limitations, and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

b. The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

c. Unless otherwise ordered by a court of competent jurisdiction, at all meetings of stockholders a majority of the stockholders entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

d. The stockholders, by vote or concurrence of a majority of the outstanding shares of the Corporation, or any class or series thereof, entitled to vote on the subject matter, may take any action which, except for this provision, would require a two-thirds vote under the Colorado Business Corporation Act.

FIFTH: DENIAL OF CUMULATIVE VOTING. Cumulative voting in the election of Directors shall not be permitted by this Corporation.

SIXTH: DENIAL OF PREEMPTIVE RIGHTS. A shareholder of the Corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

SEVENTH: INITIAL BOARD OF DIRECTORS. The affairs and management of this Corporation shall be under the control of the Corporation’s Board of Directors, which shall consist of not less than one (1) nor more than five (5) directors. The following person(s) shall serve as director(s) until the first annual stockholders meeting or until their successors are duly elected and qualify:

Name	Address
Richard J. Schaller	1170 Hillview Rd.
Allentown, PA 18103

Neil A. Cox	4333 N. 30th St.
Boulder, CO 80301

Dr. Richard J. Schaller, Jr.	25 Dug Way
Watchung, NJ 07060

Dr. Vincent E. Schaller	556 Masters Lane
Magnolia, DE 19962

EIGHTH: TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS. None of the directors or officers of this Corporation shall, in the absence of fraud, be disqualified by his office from contracting, leasing, or otherwise dealing with this Corporation, either as a vendor, lessor, purchaser, or otherwise, of which he shall be a member or in which he may have a pecuniary interest in any manner be disqualified from doing business with the Corporation. No director or officer, nor any firm, association or corporation or with which he is connected as aforesaid shall be liable to account to this Corporation or its stockholders for any profit realized by him from or through any such contract, lease or transaction, it being the express intent and purpose of this Article to permit this Corporation to buy or lease from, sell to or otherwise deal with partnerships, firms or corporations of which the directors and officers are affiliated or in which they or any of them may have a pecuniary interest, and the contracts or leases of this Corporation, in the absence of fraud, shall not be void or voidable or affected in any manner by reason of any such membership. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction. Nothing shall prevent an officer or director from being directly or indirectly involved in a business enterprise that is in the same or similar line of business of that of the Corporation.

NINTH: INDEMNIFICATION.

1. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

3. To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (1) or (2) or this Article Ninth or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

4. Any indemnification under (1) or (2) of this Article Nine (unless ordered by a court) and as distinguished from (3) of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (1) or (2) above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

5. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (3) or (4) above, upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article Nine.

6. The indemnification provided by this Article Nine shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article Nine.

8. Anything herein to the contrary notwithstanding, to the fullest extent permitted by the Colorado Business Corporation Act, as the same exists or may hereafter be amended, a director or officer of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

TENTH: LOCATIONS OF MEETINGS. The Board of Directors and stockholders of this Corporation shall have the right to hold their meetings outside of the State of Colorado when deemed most convenient or to the best interests of the Corporation.

ELEVENTH: REGISTERED AGENT. The name of the Corporation’s Registered Agent and the street address in Colorado for such Registered Agent where service of process may be served are:

Neil A. Cox

4333 N. 30th St.

Boulder, CO 80301

The consent of the Registered Agent is designated by the signature of the Registered Agent on these Articles of Incorporation.

TWELFTH: DISPOSITION OF CORPORATE ASSETS. The Board of Directors may at any meeting, by a majority vote, sell, lease, exchange, and/or convey all of its property and assets, including its good will and/or its corporate franchises, upon such terms and conditions and for such consideration or considerations as the Board of Directors in their sole discretion deem expedient and for the best interest of the Corporation and said consideration or considerations may consist in whole or in part of shares of stock and/or securities of any other corporation or corporations; provided, however, in all such cases the affirmative vote of the holders of a majority of the Common Stock of said Corporation then issued and outstanding shall be voted in ratification of the Board of Directors action, said vote to be taken at a special stockholders’ meeting of the Corporation, duly called for that purpose. Nothing herein shall be construed to limit the power of the Board of Directors of the Corporation and said Board shall have power in its sole discretion to sell, lease, exchange and/or convey such parts or parcels of land or personal property or assets as the Board of Directors determine are no longer necessary or expedient to be held by the Corporation. It is, however, specifically understood that the Board of Directors may at their discretion create a lien or mortgage on any or all of the assets of the Corporation in order to borrow money should the Board of Directors feel that it is necessary for the conduct of the business.

THIRTEENTH: ACCESS TO CORPORATIONS BOOKS AND RECORDS BY STOCKHOLDERS. Stockholders shall at all times have the right to examine the books of the Corporation except as limited by these Articles of Incorporation. Such examination as hereinafter provided shall be made only by the shareholder in person, and no extract from the books or records of the Corporation shall be permitted to be made by any shareholder(s) of the Corporation. Such shareholder shall give assurance in writing satisfactory to the Board of Directors that he does not desire the information required or to be obtained by such inspection for the purpose of communicating the same to others who are not stockholders and, further, that he will not directly or indirectly disclose the Company’s business or affairs to any person or persons whomsoever.

No information in regard to the business or operations of the Corporation and no copy of, or extract from, any of the books or records of the Corporation shall be furnished to any person by any officer or director of the Corporation except by direction and/or approval by the Board of Directors. Stockholders desiring information in regard to the business or operations of the Corporation, or desiring to make inspection of the books or records, shall first make application in writing to the Board of Directors stating the specific purpose of the application, the particular information desired and the books and records required for that purpose by such shareholder before such examination, and shall further satisfy the Board of Directors that said application is made in good faith and that said examination will not be detrimental to the interests of the Corporation.

FOURTEENTH: REGISTERED HOLDER OF SHARES TREATED AS OWNER THEREOF. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares, he shall not be entitled: to receive notice of the meetings of the stockholders; to vote at such meetings; to examine a list of the stockholders; to be paid dividends or other sums payable to stockholders; or to own, enjoy and exercise any other rights deriving from such shares against the Corporation.

FIFTEENTH: CONTROL OVER BYLAWS. The Board of Directors shall have the power to make and amend such prudential Bylaws as they deem proper and not inconsistent with the Constitution or the laws of the United States or of this State for the management of the property of this Corporation, the regulation and government of its affairs, and for the certification and transfer of its stock.

SIXTEENTH: INCORPORATOR. The name and address of the Incorporator is:

Neil A. Cox

4333 N. 30th St.

Boulder, CO 80301

Dated this 17th day of June 1999.

INCORPORATOR:

Signature:	/s/ Neil A. Cox

CONSENT OF REGISTERED AGENT

I hereby consent to my appointment as initial Registered Agent of the Corporation in the foregoing Articles of Incorporation.

Signature:	/s/ Neil A. Cox
Neil A. Cox, as Registered Agent